UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2019

NOBLE MIDSTREAM PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware		001-37640	47-3011449
(State or other jurisdiction of incorporation or organization)		Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way			77070
Houston,	Texas
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			(281)	872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	NBLX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01. Other Events.
Unaudited pro forma consolidated financial information of Noble Midstream Partners LP (the “Partnership”) as of September 30, 2019 and for the nine months ended September 30, 2019 and the years ended December 31, 2016, December 31, 2017 and December 31, 2018 is filed as Exhibit 99.1 to this Current Report on Form 8-K. The unaudited pro forma consolidated balance sheet as of September 30, 2019 is derived from the historical consolidated financial statements of the Partnership and has been adjusted to give effect to certain previously reported transactions as if they had occurred on September 30, 2019. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2019 and the years ended December 31, 2016, December 31, 2017 and December 31, 2018 are derived from the historical consolidated financial statements of the Partnership and have been adjusted to give effect to certain previously reported transactions as if they had occurred on January 1, 2016.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Unaudited Pro Forma Consolidated Financial Information.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE MIDSTREAM PARTNERS LP
By: Noble Midstream GP, LLC, Its General Partner

Date:	December 20, 2019	By:	/s/ Thomas W. Christensen
Thomas W. Christensen
Chief Financial Officer